                                                                    EXHIBIT 99.2

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

     The following tables set forth selected supplemental consolidated financial information for Medaphis for and as of each of the five fiscal years in the period ended December 31, 1995, for the three months ended March 31, 1996 and 1995, and as of March 31, 1996. The selected supplemental consolidated financial information of Medaphis for each of the three fiscal years in the period ended December 31, 1995 and as of December 31, 1995 and 1994 has been derived from the audited supplemental consolidated financial statements of Medaphis (as restated), which give retroactive effect to the merger on April 3, 1996 with Rapid Systems Solutions, Inc. ("Rapid Systems") and the merger on May 6, 1996 with BSG Corporation ("BSG") both of which have been accounted for as poolings of interests. The selected supplemental consolidated financial data of Medaphis for each of the two fiscal years in the period ended December 31, 1992, as of December 31, 1993, 1992 and 1991, for the three-month periods ended March 31, 1996 and 1995 and as of March 31, 1996 has been derived from the unaudited supplemental consolidated financial statements of Medaphis, which give retroactive effect to the mergers described above. Management believes the unaudited financial statements referred to above include all adjustments (consisting only of normal recurring adjustments) that are necessary for a fair presentation of the financial position and results of operations for such periods. The interim financial statements are not necessarily reflective of results to be expected for an entire fiscal period.

     Prior to its merger with Medaphis Corporation, HRI reported on a fiscal period ending June 30. For purposes of the selected supplemental consolidated financial data, HRI's financial position and operating results as of and for the periods ended June 30, 1994, 1993, 1992 and 1991 were combined with the Company's financial position and operating results as of and for the years ended December 31, 1993, 1992, 1991 and 1990. HRI's financial position and operating results for 1994, which were restated to a calendar year basis, were combined with the Company's financial position and operating results as of and for the year ended December 31, 1994. Accordingly, HRI's operating results for the six months ended June 30, 1994, were duplicated in each of the years ended December 31, 1994 and 1993. HRI's revenues and net income for that six-month period were $7,822,000 and $755,000, respectively. Consolidated retained earnings has been reduced by $554,000 which represents HRI's net income applicable to common stockholders for the six months ended June 30, 1994 in order to eliminate the duplication of income applicable to common stockholders for that period in the retained earnings balance.

     Prior to its merger with the Company, HDS reported on a fiscal period ending March 31. HDS's financial position and operating results as of and for the years ended March 31, 1996, 1995 and 1994 were combined with the Company's financial position and operating results as of and for the years ended December 31, 1995, 1994 and 1993, respectively.

     The Company has restated its financial statements for the three months and year ended December 31, 1995. The restatement results primarily from a software licensing agreement entered into by the Company's Imonics subsidiary in December 1995 for which the Company recognized associated license fee revenue in 1995. Subsequent to the issuance of the Company's 1995 consolidated financial statements, management discovered unauthorized correspondence made by an Imonics employee which created a contingency for the license fee payable under this agreement. Such contingency precluded recognition of license fee revenue in 1995 associated with this agreement. The previously recognized license fee revenue and certain other adjustments, previously considered immaterial and not recorded, are included as part of the restatement adjustments to the Company's previously reported results of operations and financial position.

     The information set forth below should be read in conjunction with (i) the historical supplemental consolidated financial statements of Medaphis and the notes thereto which are included herein and (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations of Medaphis, which is included herein.

               SELECTED SUPPLEMENTAL CONSOLIDATED FINANCIAL DATA

                                                                                                  THREE MONTHS
                                                   YEAR ENDING DECEMBER 31,                      ENDED MARCH 31,
                                   ---------------------------------------------------------   -------------------
                                       1995          1994       1993       1992       1991       1996       1995
                                   -------------   --------   --------   --------   --------   --------   --------
                                   (AS RESTATED)        (IN THOUSANDS, EXCEPT PER SHARE DATA)      (UNAUDITED)
STATEMENT OF INCOME (LOSS) DATA
Revenue..........................    $ 559,877     $398,934   $279,326   $175,424   $109,295   $163,627   $133,093
Salaries and wages...............      325,868      227,109    164,474    106,296     65,528     90,565     76,138
Other operating expenses.........      140,296       95,195     71,363     51,241     32,255     39,354     30,498
Depreciation.....................       14,487        9,430      7,285      4,775      3,556      4,951      3,397
Amortization.....................       18,048       10,691      7,878      4,043      1,731      4,909      4,278
Interest expense, net............       10,062        5,926      6,573        965      2,058      2,105      3,947
Restructuring and other
  charges........................       54,950        1,905         --         --         --        150     31,750
Income (loss) before
  extraordinary items and
  cumulative effect of accounting
  change.........................       (5,621)      32,523     14,704      5,534      3,907     12,725     (7,983)
Net income (loss)................       (5,621)      32,523     14,704      9,010(1)   3,907     12,725     (7,983)
Pro forma net income (loss)(2)...    $  (8,504)    $ 30,706   $ 13,524   $  9,629   $  3,859   $ 13,079   $(11,857)
Weighted average shares
  outstanding....................       56,591       60,245     51,109     46,843     32,053     75,704     50,932
PRO FORMA PER SHARE DATA(2)
Pro forma income (loss) before
  extraordinary items and
  cumulative effect of accounting
  change.........................    $   (0.15)    $   0.51   $   0.26   $   0.13         --   $   0.17   $  (0.23)
Pro forma net income
  (loss).........................    $   (0.15)    $   0.51   $   0.26   $   0.21         --   $   0.17   $  (0.23)

                                                               DECEMBER 31,                              AS OF
                                         ---------------------------------------------------------     MARCH 31,
                                             1995          1994       1993       1992       1991         1996
                                         -------------   --------   --------   --------   --------   -------------
                                         (AS RESTATED)                                                (UNAUDITED
                                                                                                     AS RESTATED)
BALANCE SHEET DATA
Working capital........................       95,230       89,262     71,278     36,570     46,918       130,237
Intangible assets......................      455,611      376,827    183,190    116,383     27,570       470,276
Total assets...........................      795,606      627,151    367,281    228,305    119,133       858,815
Long-term debt.........................      150,565      148,261      9,803     16,059     22,965       191,823
Convertible subordinated debentures....       63,375       63,375     63,375     60,000         --            --
Stockholders' equity...................      421,306      257,097    189,850     87,876     56,433       507,977

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(1) Reflects the extraordinary loss of $2.1 million relating to the prepayment of certain indebtedness net of income tax benefit and the cumulative benefit for the change in accounting for income taxes arising from the adoption of Statement of Financial Accounting Standards No. 109 of $5.6 million.
(2) In 1995 and 1996, the Company acquired Atwork, MMS, Rapid Systems and BSG in merger transactions which were recorded as poolings-of-interests. Prior to the mergers, Atwork, MMS, Rapid Systems and a company acquired by BSG prior to the BSG Merger had elected "S" Corporation status for income tax purposes. As a result of the mergers (or, in the case of the company acquired by BSG, its acquisition by BSG), such entities terminated their "S" Corporation elections. Pro forma net income and pro forma net income per common share are presented as if the entities had been "C" Corporations during the years ended December 31, 1995, 1994, 1993 and 1992 and the three months ended March 31, 1996 and 1995. Pro forma net income per common share is not presented for the year ended December 31, 1991.